                                                                   Exhibit 10.32


                       THIRD AMENDMENT TO LEASE AGREEMENT

           THIS THIRD AMENDMENT TO LEASE AGREEMENT (this "THIRD AMENDMENT") is made as of the 18th day of June, 2001 by and between WEST 78TH STREET BLOOMINGTON ASSOCIATES, LLC ("LANDLORD") and AUGUST TECHNOLOGY CORPORATION ("TENANT").

                                R E C I T A L S:

           A. Landlord and Tenant entered into that certain Lease Agreement dated October 18, 1999 (the "ORIGINAL LEASE") as amended by that certain First Amendment to Lease Agreement dated March 31, 2000 (the "FIRST AMENDMENT") and that certain Second Amendment to Lease Agreement dated July 25, 2000 (the "SECOND AMENDMENT"; the Original Lease as amended by the First Amendment and the Second Amendment is referred to herein as the "LEASE") demising approximately 62,843 square feet of space comprised of the "Initial Premises," the "First Expansion Premises" and the "Second Expansion Premises" (collectively, the "EXISTING PREMISES") in the building located at 4900 W. 78th Street in Bloomington, Minnesota.

           B. Landlord and Tenant desire to expand the Existing Premises, extend the term of the Lease and make certain changes to the Lease as provided herein.

           NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

           1. TERM. Section 2 of the Original Lease is hereby modified to change the Lease expiration date from January 31, 2005 to April 30, 2006 (hereinafter, the "EXPIRATION DATE").

           2. MONTHLY BASE RENT. Effective as of September 30, 2000, Section 3 of the Original Lease is hereby deleted in its entirety and the following
Section 3 is substituted therefor:

MONTHLY BASE RENT: Monthly Base Rent for the Existing Premises shall be as follows:1

                                  INITIAL TERM:

----------------------------------------------------------------------------------------
        DATE            ANNUAL BASE RENT PER      SQUARE FEET      ANNUAL BASE RENT FOR
                             SQUARE FOOT                            EXISTING PREMISES
----------------------------------------------------------------------------------------
  10/l/00 - 4/30/02             $7.45                62,843            $468,180.35
----------------------------------------------------------------------------------------
  5/l/02 - 4/30/03              $7.94                62,843            $498,973.42
----------------------------------------------------------------------------------------
  5/1/03 - 4/30/04              $7.94                62,843            $498,973.42
----------------------------------------------------------------------------------------
  5/l/04 - 4/30/05              $8.59                62,843            $539,821.37
----------------------------------------------------------------------------------------
  5/l/05 - 4/30/06              $8.59                62,843            $539,821.37
----------------------------------------------------------------------------------------



------------------------
(1) BASE RENT FOR THE THIRD EXPANSION PREMISES AND THE FOURTH EXPANSION PREMISES ARE SET FORTH IN SECTIONS 3 AND 4 BELOW.

                                  RENEWAL TERM:


---------------------------------------------------------------------------------
         DATE           ANNUAL BASE RENT PER     SQUARE FEET     ANNUAL BASE RENT
                             SQUARE FOOT                           FOR EXISTING
                                                                     PREMISES
---------------------------------------------------------------------------------
  5/1/06 - 4/30/07             $8.19               62,843           $514,684.17
---------------------------------------------------------------------------------
  5/l/07 - 4/30/08             $8.48               62,843           $532,908.64
---------------------------------------------------------------------------------
  5/1/08 - 4/30/09             $8.48               62,843           $532,908.64
---------------------------------------------------------------------------------

      3. THIRD EXPANSION PREMISES. Tenant has notified Landlord of Tenant's desire to lease the Third Expansion Premises as defined in Section 1B of the Original Lease, and Landlord has agreed to lease the Third Expansion Premises to Tenant on all of the terms, conditions and obligations contained in the Lease, with the following modifications:

       (a) Sections 1B(i) and (ii) of the Original Lease are deleted in their entirety. The Lease Term for the Third Expansion Premises shall commence on March 1, 2002 (the "THIRD EXPANSION PREMISES COMMENCEMENT DATE"), and shall continue until the Expiration Date.

       (b) Landlord shall deliver possession of the Third Expansion Premises to Tenant, broom clean and free of all tenants, subtenants, and other occupants, on or before November 1, 2001. Prior to delivery of possession, Landlord shall, at Landlord's sole cost and expense: (i) timely fulfill all of Landlord's obligations set forth in Section 9(c) below (relating to replacement of the HVAC systems serving the Premises including the Third Expansion Premises) and Section 9(d) below (relating to replacement of the roof of the Building); and (ii) remove, at Landlord's expense, all work or improvements associated with the current occupant of the Third Expansion Premises (as well as any subsequent occupant of the Third Expansion Premises prior to Landlord's delivery of the same to Tenant) and fill, patch and repair all holes in the floor of the area occupied or utilized by such current tenant or any subsequent tenant prior to the date possession of the Third Expansion Premises is tendered to Tenant (however, Landlord shall not be required to fill and patch holes in the floor if Tenant notifies Landlord of its intention to remove the current flooring from the Third Expansion Premises as part of its improvement work). From and after the date that Landlord delivers the Third Expansion Premises to Tenant, the provisions of Section 11 of the Original Lease setting forth Tenant's insurance requirements with respect to the Existing Premises shall be applicable to the Third Expansion Premises. Landlord shall not be deemed to have delivered possession of the Third Expansion Premises to Tenant until it has provided evidence, reasonably acceptable to Tenant, that it has complied with the foregoing. None of Landlord's expenses or costs incurred in complying with the foregoing shall be charged to Tenant, either directly or as part of Operating Costs.

       (c) Section 16D of the Original Lease is hereby deleted in its entirety. The Third Expansion Commencement Date shall be delayed one day for each day after December 1, 2001 that Landlord delivers possession of the Third Expansion Premises to Tenant in the condition as set forth above. In addition, and without limitation of the foregoing, if, except for Excused Delays, the Third Expansion

              Premises have not been delivered to Tenant in the condition required hereunder by January 1, 2002 and such failure to deliver the Third Expansion Premises in fact delays Tenant's occupancy of the Third Expansion Premises, then, Tenant shall be entitled to Third Expansion Rent Abatement (as hereinafter defined), which Third Expansion Rent Abatement shall be applied against the first installment(s) of Base Rent due and owing with respect to the Third Expansion Premises until the same is fully utilized. For purposes hereof, the term "THIRD EXPANSION RENT ABATEMENT" shall mean, in the aggregate, (i) one day of Base Rent abatement at the then applicable rate for each day that the Third Expansion Delivery Date (as hereinafter defined) is delayed beyond January 1, 2002 and up to February 1, 2002, (ii) one and one-half days of Base Rent abatement at the then applicable rate for each day that the Third Expansion Delivery Date is delayed beyond February 1, 2002 and up to March 1, 2002 and (iii) two days of Base Rent abatement at the then applicable rate for each day that the Third Expansion Delivery Date is delayed beyond March 1, 2002. For purposes hereof, the term "THIRD EXPANSION DELIVERY DATE" shall mean the date that Landlord delivers the Third Expansion Premises to Tenant in the condition required under the Lease as amended by this Third Amendment.

       (d) Tenant shall pay Base Rent for the Third Expansion Premises, commencing on the Third Expansion Premises Commencement Date, in the following amounts:


                                  INITIAL TERM:

---------------------------------------------------------------------------------
       DATE            ANNUAL BASE RENT     SQUARE FEET        ANNUAL BASE RENT
                        PER SQUARE FOOT                          FOR THIRD
                                                             EXPANSION PREMISES
---------------------------------------------------------------------------------
  3/l/02 - 4/30/02          $7.50            15,594              $116,955.00
---------------------------------------------------------------------------------
  5/l/02 - 4/30/03          $7.50            15,594              $116,955.00
---------------------------------------------------------------------------------
  5/1/03 - 4/30/04          $7.50            15,594              $116,955.00
---------------------------------------------------------------------------------
  5/l/04 - 4/30/05          $8.00            15,594              $124,752.00
---------------------------------------------------------------------------------
  5/l/05 - 4/30/06          $8.00            15,594              $124,752.00
---------------------------------------------------------------------------------

Notwithstanding the foregoing or anything contained in the Lease or this Third Amendment to the contrary, if for any reason Tenant does not take occupancy of the Third Expansion Premises (i.e. does not take possession for purposes of conducting business therefrom) by the Third Expansion Premises Commencement Date, Tenant shall be entitled to a credit against monthly Base Rent for the Third Expansion Premises in an amount equal to $4,873.13 for the period commencing on the Third Expansion Premises Commencement Date and ending on the earlier of (i) the first anniversary of the Third Expansion Premises Commencement Date and (ii) the date Tenant takes occupancy of the Third Expansion Premises and begins conducting business therefrom (the "THIRD EXPANSION PREMISES CREDIT TERMINATION DATE").

                                  RENEWAL TERM:


-----------------------------------------------------------------------------------
        DATE            ANNUAL BASE RENT      SQUARE FEET        ANNUAL BASE RENT
                         PER SQUARE FOOT                            FOR THIRD
                                                                EXPANSION PREMISES
-----------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
  5/1/06 - 4/30/07           $8.00               15,594              $124,752.00
-----------------------------------------------------------------------------------
  5/l/07 - 4/30/08           $8.00               15,594              $124,752.00
-----------------------------------------------------------------------------------
  5/1/08 - 4/30/09           $8.00               15,594              $124,752.00
-----------------------------------------------------------------------------------


       (e) Effective on the Third Expansion Premises Commencement Date, the Premises shall be expanded to include the Third Expansion Premises and Tenant's Proportionate Share shall likewise be adjusted. All caps of Operating Costs set forth in Section 5B of the Original Lease (e.g. the Operating Cost Cap, the HVAC Cap and the Roof Cap) shall apply to the entire Premises (including the Third Expansion Premises), on an aggregate basis, after it has been expanded to include the Third Expansion Premises.

       (f) Section 8 of the Original Lease is modified in the following respects: without limiting any of Landlord's affirmative obligations concerning the maintenance and repair of the Third Expansion Premises contained in the Lease or this Third Amendment, Tenant shall be responsible, at Tenant's expense, for the demolition of any existing leasehold improvements and construction of any new leasehold improvements in the Third Expansion Premises desired by Tenant, which shall be performed in accordance with Tenant's design and specification therefor, subject to Landlord's reasonable prior approval, which shall not unreasonably be withheld, delayed, or conditioned. Subject to Landlord's prior approval, which shall not be unreasonably withheld, delayed, or conditioned, Tenant may select the contractors and professionals of Tenant's choosing to perform this work. Tenant may commence its leasehold improvement work immediately upon delivery of possession of the Third Expansion Premises. Landlord shall contribute to Tenant's demolition and leasehold improvements in the amount of
              (i) $4.00 per foot for demolition and (ii) $15.00 per foot for construction (said $15.00 per foot allowance being referred to as the "THIRD EXPANSION PREMISES CONSTRUCTION ALLOWANCE") for a total of $19.00 per foot. Landlord shall pay such allowances directly to Tenant promptly upon presentation of invoices or bills relating to said demolition or construction (which may be presented and paid on a progress payment basis at Tenant's election); provided, however, that if Tenant does not take occupancy of the Third Expansion Premises on or prior to the Third Expansion Premises Commencement Date, Landlord may delay its payment of the Third Expansion Premises Construction Allowance until the Third Expansion Premises Credit Termination Date. Tenant may use such allowances for any and all expenses relating to or arising from the demolition, design and/or construction of leasehold improvements to the Third Expansion Premises as well as for the payment of any broker's commissions that are due and payable specifically with respect to Tenant's leasing of the Third Expansion Premises. To the extent Tenant does not use the entire amount of such allowances for the foregoing items, Tenant may use the excess toward: (a) improvements and expenses, including, without limitation, brokers commissions, relating to the Fourth Expansion Premises (as defined in Section 4 below); (b) leasehold improvements during any renewal term; and/or (c) repayment of the Third Expansion Premises Expiration Payment and/or the Fourth Expansion Premises Expiration Payment (as such terms are defined below). Any excess so utilized shall be promptly paid by Landlord to Tenant in accordance with the payment procedures set forth above. In addition to the foregoing, Tenant may use up to $5.00 per foot of the allowances for the Third Expansion Premises to pay rental obligations with respect to the Third Expansion

              Premises. This amount shall be applied evenly, without interest, over the period between the Third Expansion Premises Commencement Date and the Expiration Date.

       (g)    Should Tenant fail to exercise its Renewal Option as set forth in
              Section 5 below, then Tenant shall repay to Landlord a portion of the Third Expansion Premises Construction Allowance (the "THIRD EXPANSION PREMISES EXPIRATION PAYMENT"). The Third Expansion Premises Expiration Payment shall equal the principal amount which would have been outstanding as of the Expiration Date had Landlord made a loan to Tenant on the Third Expansion Premises Commencement Date (or the Third Expansion Premises Credit Termination Date if Tenant is entitled to a credit against Base Rent for the Third Expansion Premises pursuant to subsection 3[d] above) in the original principal amount equal to the Third Expansion Premises Construction Allowance, less all amounts which would have been received by Landlord assuming Tenant had repaid said loan from the Third Expansion Premises Commencement Date (or the Third Expansion Premises Credit Termination Date, as applicable) until the Expiration Date in equal monthly installments of principal and interest at the rate of 10% per annum, so as to completely amortize such principal and interest over a period of sixty (60) months. Said payment shall be made on or before the last day upon which Tenant may give Tenant's notice of intent to exercise the Renewal Option as set forth in Section 5 below, and shall be discounted to present value to account for the period between the date of payment and the Expiration Date at the same 10% interest rate set forth above. Once all of the variables necessary to determine the Third Expansion Premises Expiration Payment are known, Landlord and Tenant agree to work together, with reasonable diligence, to determine the Third Expansion Premises Expiration Payment.

       (h) Simultaneously with Landlord's payment to Tenant of the Third Expansion Premises Construction Allowance, Tenant shall increase the Security Deposit by an amount equal to $25,000.00 (said amount being referred to as the "THIRD EXPANSION SECURITY Deposit"). The Third Expansion Security Deposit shall be paid and held pursuant to the terms of Section 7 of the Original Lease as amended; provided, however, that (i) Landlord shall pay Tenant interest on the Third Expansion Security Deposit at the rate of 5% per annum and (ii) so long as Tenant is not then in default under the terms of the Lease beyond any applicable notice and cure periods, then on August 3, 2005, Landlord shall return the Third Expansion Security Deposit, together with all interest earned thereon, to Tenant. Notwithstanding the foregoing, at Landlord's election which must be given to Tenant in writing at least twenty (20) days prior to the date that the Third Expansion Security Deposit must be furnished by Tenant to Landlord, Tenant shall be required, in lieu of posting the same in cash, to post the Third Expansion Security Deposit in the form of a letter of credit, the form and substance of which letter of credit shall be reasonably acceptable to both Landlord and Tenant; it being further agreed that if Landlord so elects to have Tenant post the Third Expansion Security Deposit in the form of a letter of credit, Landlord shall bear any and all costs (including, without limitation, annual fees and other charges) relating to such letter of credit but, in such case, Landlord shall not be required to pay Tenant interest on the Third Expansion Security Deposit.

      4. FOURTH EXPANSION PREMISES. Tenant shall have the option (the "FOURTH EXPANSION PREMISES OPTION") to lease approximately 20,176 square feet as depicted on Exhibit A hereto (the "FOURTH EXPANSION PREMISES") for a period commencing as set forth below and terminating on the Expiration Date.

       (a) Tenant shall give written notice (the "FOURTH EXPANSION PREMISES NOTICE") to Landlord, if at all, on or before December 31, 2001 of Tenant's exercise of the Fourth Expansion Premises Option. The Fourth Expansion Premises Notice shall specify a proposed commencement date for the Fourth Expansion Premises that is not later than April 1, 2002 (the "FOURTH EXPANSION PREMISES COMMENCEMENT DATE"); provided, however, that, if Tenant desires to take early delivery of the Fourth Expansion Premises, Tenant shall so notify Landlord in writing and so long as Landlord does not have a binding agreement with a third party for the lease of the Fourth Expansion Premises for the period prior to the Fourth Expansion Premises Commencement Date, Landlord shall use commercially reasonable efforts to provide early delivery of the Fourth Expansion Premises to Tenant in accordance with Tenant's desired timing.

       (b) If Tenant does not exercise its Fourth Expansion Premises Option by December 31, 2001, then, and only then, Landlord may market the Fourth Expansion Premises to third parties for leasing (the period from and after January 1, 2002 through the date falling nine [9] months prior to the Expiration Date if the Lease term is not extended or twelve [12] months prior to the Expiration Date if the Lease term is extended is hereinafter referred to as the "OFFER PERIOD"); provided, however, that Tenant shall have an ongoing option (the "ONGOING OPTION") during the Offer Period unless and until a Refusal Notice (as hereinafter defined) is furnished to Tenant, to lease the Fourth Expansion Premises on the terms set forth in this Section 4 by notifying Landlord of its intent to so lease the Fourth Expansion Premises at any time during the Offer Period; it being further agreed that (i) the leasing of the Fourth Expansion Premises pursuant to an exercise of the Ongoing Option shall be on the same terms and conditions set forth in this
              Section 4 except that the Fourth Expansion Premises Commencement Date shall be as specified by Tenant in Tenant's exercise notice but, in any case, shall be no more than ninety (90) days after the date of such exercise notice and (ii) any exercise of the Ongoing Option within the final six (6) months of the Offer Period shall be conditioned upon Tenant's simultaneous exercise of the first available renewal option, if any, under the Lease. Furthermore, if a Refusal Notice is furnished to Tenant and Landlord does not lease the Fourth Expansion Premises to Tenant or a third party within four (4) months after the date of such Refusal Notice, then the Ongoing Option shall again be afforded to Tenant. In addition to the Ongoing Option, in the event Landlord shall locate a prospective third party tenant or occupant for the Fourth Expansion Premises during the Offer Period and reach a point of negotiation with that prospective tenant or occupant where there is substantial evidence of an intent to proceed to execution of a lease or other occupancy agreement - such as a term sheet, letter of intent, or the like - then, prior to entering into a lease or any other binding agreement with such prospective tenant or occupant for the Fourth Expansion Premises (or any portion thereof), Landlord shall first notify Tenant (a "REFUSAL NOTICE") and Tenant shall have the right to exercise its right to lease the Fourth Expansion Premises by providing notice to Landlord of its intent to do so within five (5) business days of Tenant's receipt of the given Refusal Notice (the "DELAYED FOURTH EXPANSION PREMISES NOTICE"); it being agreed that the leasing of the Fourth Expansion Premises pursuant to this subsection (b) shall be on the same terms and conditions set forth in this Section 4 except that the Fourth Expansion Premises Commencement Date shall be as specified by Tenant in the Delayed Fourth Expansion Premises Notice but, in any case, shall be no more than ninety (90) days after the date of the Delayed Fourth Expansion Premises Notice.

       (c) Landlord shall deliver possession of the Fourth Expansion Premises to Tenant, broom clean and free of all tenants, subtenants, and other occupants, at least ninety (90) days prior to the Fourth Expansion Premises Commencement Date. Prior to delivery of possession, Landlord shall, at Landlord's sole cost and expense timely fulfill all of Landlord's obligations set forth in Section 9(c) below relating to replacement of the HVAC systems serving the Fourth Expansion Premises. Landlord shall not be deemed to have delivered possession of the Fourth Expansion Premises to Tenant until it has provided evidence, reasonably acceptable to Tenant, that it has complied with the foregoing. None of Landlord's expenses or costs incurred in complying with the foregoing shall be charged to Tenant, either directly or indirectly as part of Operating Costs. From and after the date that Landlord delivers the Fourth Expansion Premises to Tenant, the provisions of Section 11 of the Original Lease setting forth Tenant's insurance requirements with respect to the Existing Premises shall be applicable to the Fourth Expansion Premises.

       (d) The Fourth Expansion Premises Commencement Date shall be the later of: (i) ninety (90) days after the date upon which Landlord delivers possession of the Fourth Expansion Premises to Tenant in the condition described above; or (ii) the Fourth Expansion Premises Commencement Date as specified in the Fourth Expansion Premises Notice.

       (e) Tenant shall not be required to pay rent or other charges for the Fourth Expansion Premises prior to the Fourth Expansion Premises Commencement Date. Tenant shall pay Base Rent for the Fourth Expansion Premises, commencing on the Fourth Expansion Premises Commencement Date, in the following amounts:


------------------------------------------------------------------------------------
         PERIOD(2)          ANNUAL BASE RENT     SQUARE FEET      ANNUAL BASE RENT
                            PER SQUARE FOOT                          FOR FOURTH
                                                                 EXPANSION PREMISES
------------------------------------------------------------------------------------
    Fourth Expansion            $10.00              20,176           $201,760.00
        Premises
   Commencement Date -
        6/30/04
------------------------------------------------------------------------------------
    7/1/04 - 4/30/06            $10.37              20,176           $209,225.12
------------------------------------------------------------------------------------


-------------------
(2) IF THE FOURTH EXPANSION PREMISES COMMENCEMENT DATE IS ON OR AFTER JULY 1, 2004 THEN (a) THE FIRST ROW BELOW SHALL NOT BE APPLICABLE AND (b) THE SECOND ROW BELOW SHALL RUN FOR THE "PERIOD" FROM THE FOURTH EXPANSION PREMISES COMMENCEMENT DATE THROUGH APRIL 30, 2006.

Notwithstanding the foregoing or anything contained in the Lease or this Third Amendment to the contrary, if for any reason Tenant does not take occupancy of the Fourth Expansion Premises (i.e. does not take possession for purposes of conducting business therefrom) by the Fourth Expansion Premises Commencement Date, Tenant shall be entitled to a credit against monthly Base Rent for the Fourth Expansion Premises in an amount equal to $8,407.92 for the period commencing on the Fourth Expansion Premises Commencement Date and ending on the earlier of (i) the first anniversary of the Fourth Expansion Premises Commencement Date and (ii) the date Tenant takes occupancy of the Fourth Expansion Premises and begins conducting business therefrom (the "FOURTH EXPANSION PREMISES CREDIT TERMINATION DATE").



                                  RENEWAL TERM:


----------------------------------------------------------------------------------
       PERIOD            ANNUAL BASE RENT      SQUARE FEET      ANNUAL BASE RENT
                         PER SQUARE FOOT                           FOR FOURTH
                                                               EXPANSION PREMISES
----------------------------------------------------------------------------------
  5/1/06 - 4/30/09           $10.25              20,179            $206,834.75
----------------------------------------------------------------------------------

       (f) Effective on the Fourth Expansion Premises Commencement Date, the Premises shall be expanded to include the Fourth Expansion Premises and Tenant's Proportionate Share shall likewise be adjusted. All caps of Operating Costs set forth in Section 5B of the Original Lease (e.g. the Operating Cost Cap, the HVAC Cap and the Roof Cap) shall apply to the entire Premises (including the Fourth Expansion Premises), on an aggregate basis, after it has been expanded to include the Fourth Expansion Premises. Additionally, effective on the Fourth Expansion Premises Commencement Date, the cap on Landlord's management fees set forth in Section 5A of the Original Lease shall be lowered from 5% of gross rents for the Project to 3.5% of gross rents for the Project (specifically excluding, however, utilities and janitorial costs and expenses).

       (g) Without limiting any of Landlord's affirmative obligations concerning the maintenance and repair of the Fourth Expansion Premises contained in the Lease or this Fourth Amendment, Tenant shall be responsible, at Tenant's expense, for the demolition of any existing leasehold improvements and construction of any new leasehold improvements in the Fourth Expansion Premises desired by Tenant, which shall be performed in accordance with Tenant's design and specification therefor, subject to Landlord's reasonable prior approval, which shall not unreasonably be withheld, delayed, or conditioned. Subject to Landlord's prior approval, which shall not be unreasonably withheld, delayed, or conditioned, Tenant may select the contractors and professionals of Tenant's choosing to perform this work. Tenant may commence its leasehold improvement work immediately upon delivery of possession of the Fourth Expansion Premises. Landlord shall contribute to Tenant's demolition and leasehold improvements in the amount of
              (i) $4.00 per foot for demolition and (ii) $25.00 per foot for construction (said $25.00 per foot allowance being referred to as the "FOURTH EXPANSION PREMISES CONSTRUCTION ALLOWANCE") for a total of $29.00 per foot. Landlord shall pay such allowances directly to Tenant promptly upon presentation of invoices or bills relating to said demolition or construction (which may be presented and paid on a progress payment basis at Tenant's election); provided, however, that if Tenant does not take occupancy of the Fourth Expansion Premises on or prior to the Fourth Expansion Commencement Date, Landlord may delay its payment of the Fourth Expansion Premises Construction Allowance until the Fourth Expansion Premises Credit Termination Date. Tenant may use such allowances for any and all expenses relating to or arising from the demolition, design and/or construction of leasehold improvements to the Fourth Expansion Premises as well as for the payment of any broker's commissions that are due and payable specifically with respect to Tenant's leasing of the Fourth Expansion Premises. To the extent Tenant does not use the entire amount of such allowances for the foregoing items, Tenant may use the excess toward: (a) leasehold improvements during any renewal term; and/or (b) repayment of the Third Expansion Premises Expiration Payment and/or the Fourth Expansion Premises Expiration Payment (as such term is defined below). Any excess so utilized shall be promptly paid by Landlord to Tenant in accordance with the payment procedures set forth above. In addition to the foregoing, Tenant may use up to $5.00 per foot of the allowances for the Fourth Expansion Premises to pay current rental obligations on any Premises leased or occupied by Tenant. This amount shall be applied evenly, without interest, over the period between the Fourth Expansion Premises Commencement Date and the Expiration Date.

       (h)    Should Tenant fail to exercise its Renewal Option as set forth in
              Section 5 below, then Tenant shall repay a portion of the Fourth Expansion Premises Construction Allowance (the "FOURTH EXPANSION PREMISES EXPIRATION PAYMENT"). The Fourth Expansion Premises Expiration Payment shall equal the principal amount which would have been outstanding as of the Expiration Date had Landlord made a loan to Tenant on the Fourth Expansion Premises Commencement Date (or the Fourth Expansion Premises Credit Termination Date if Tenant is entitled to a credit against Base Rent for the Fourth Expansion Premises pursuant to subsection 4[d] above) in the original principal amount equal to the Fourth Expansion Premises Construction Allowance, less all amounts which would have been received by Landlord assuming Tenant had repaid said loan from the Fourth Expansion Premises Commencement Date (or the Fourth Expansion Premises Credit Termination Date, as applicable), until the Expiration Date in equal monthly installments of principal and interest at the rate of 10% per annum, so as to completely amortize such principal and interest over a period of sixty (60) months. Said payment shall be made on or before the last day upon which Tenant may give Tenant's notice of intent to exercise its Renewal Option as set forth in Section 5 below, and shall be discounted to present value to account for the period between the date of payment and the Expiration Date at the same 10% interest rate set forth, above. Once all of the variables necessary to determine the Fourth Expansion Premises Expiration Payment are known, Landlord and Tenant agree to work together, with reasonable diligence, to determine the Fourth Expansion Premises Expiration Payment.

       (i) Simultaneously with Landlord's payment to Tenant of the Fourth Expansion Premises Construction Allowance, Tenant shall increase the Security Deposit by an amount equal to $40,000.00 (said amount being referred to as the "FOURTH EXPANSION SECURITY DEPOSIT"). The Fourth Expansion Security Deposit shall be paid and held pursuant to the terms of Section 7 of the Lease as amended hereby; provided, however, that (i) Landlord shall pay Tenant interest on the Fourth

              Expansion Security Deposit at the rate of 5% per annum and (ii) so long as Tenant is not then in default under the terms of the Lease beyond any applicable notice and cure periods, then on August 3, 2005, Landlord shall return the Fourth Expansion Security Deposit, together with all interest earned thereon, to Tenant. Notwithstanding the foregoing, at Landlord's election which must be given to Tenant in writing at least twenty (20) days prior to the date that the Fourth Expansion Security Deposit must be furnished by Tenant to Landlord, Tenant shall be required, in lieu of posting the same in cash, to post the Fourth Expansion Security Deposit in the form of a letter of credit, the form and substance of which letter of credit shall be reasonably acceptable to both Landlord and Tenant; it being further agreed that if Landlord so elects to have Tenant post the Fourth Expansion Security Deposit in the form of a letter of credit, Landlord shall bear any and all costs (including, without limitation, annual fees and other charges) relating to such letter of credit but, in such case, Landlord shall not be required to pay Tenant interest on the Fourth Expansion Security Deposit.

      5. RENEWAL OPTION. Tenant shall retain the renewal option set forth in
Section 2A of the Original Lease. The notice shall be given at least two hundred seventy (270) days prior to the Expiration Date set forth above, the Renewal Term shall commence on May 1, 2006, and the option shall apply to all Premises occupied by Tenant as of the Expiration Date. Base Rent for the Renewal Term shall be as set forth in Section 3 of the Original Lease (as modified by this Third Amendment). Additionally, if Tenant exercises such renewal option and is not in default under the Lease beyond the expiration of all applicable notice and cure periods on the Expiration Date set forth above (i.e. April 30, 2006), then, on the commencement date of the Renewal Term, Landlord shall return the entire accumulated Security Deposit.

      6. ADDITIONAL RENEWAL OPTIONS. In addition to the foregoing, Tenant shall have two additional options to renew the Lease (each singularly an "ADDITIONAL RENEWAL OPTION" and collectively the "ADDITIONAL RENEWAL OPTIONS" as to all Premises then being leased by Tenant, on all terms and conditions of the Lease as modified herein, for two (2) additional terms of two (2) years each, commencing on May 1, 2009, and May 1, 2011, respectively. Tenant shall provide written notice of its exercise of (a) the first Additional Renewal Option on or prior to May 1, 2008 and (b) the second Additional Renewal Option on or prior to May 1, 2010. Base Rent for the first additional renewal term shall be (a) $8.65 per square foot of the Premises then being leased by Tenant if Tenant has not elected to lease the Fourth Expansion Premises pursuant to Section 4 above or
(b) $9.00 per square foot of the Premises then being leased by Tenant if Tenant has elected to lease the Fourth Expansion Premises pursuant to Section 4 above. Base Rent for the second additional renewal term shall be (a) $8.85 per square foot of the Premises then being leased by Tenant if Tenant has not elected to lease the Fourth Expansion Premises pursuant to Section 4 above or (b) $9.25 per square foot of the Premises then being leased by Tenant if Tenant has elected to lease the Fourth Expansion Premises pursuant to Section 4 above.

      7. REVOCATION OF ADDITIONAL RENEWAL OPTION(S) UPON DEMOLITION OF BUILDING. Notwithstanding anything contained in Section 6 of this Third Amendment to the contrary, if Tenant exercises an Additional Renewal Option and, within sixty
(60) days after notice of such exercise, Landlord notifies Tenant in writing that it intends to demolish the Building within one (1) year after the expiration of the then Term of the Lease (a "DEMOLITION NOTICE"), then Tenant's exercise of such Additional Renewal Option shall be deemed null and void and of no further force and effect and Tenant shall have no further rights to renew the Lease pursuant to Section 6 of this Third Amendment; provided, however, if, Landlord provides Tenant with a Demolition Notice and does not in fact demolish the Building within such one (1) year period following the expiration of the then Term of the Lease, Landlord shall within thirty (30) days following the end of such one-year period pay Tenant One Hundred Twenty Five Thousand and No/100 Dollars ($125,000.00) (the "REVOCATION PAYMENT"). As security for the Revocation Payment, on the first (1st) day of each of the last ten (10) months of the then Term of the Lease, Landlord agrees to deposit $12,500.00 in a third-party controlled escrow account. The terms and provisions governing such escrow account, as well as the third party-escrowee, shall be subject to Tenant's reasonable prior approval.

      8. RIGHT OF FIRST OFFER TO PURCHASE. In the event Landlord intends to sell the Project or any portion thereof during the Term of the Lease, Landlord will first be obligated to provide Tenant with written notice of its intent to sell the Project or material portion thereof (the "SALE NOTICE") and the general terms on which Landlord intends to market the Building for sale (e.g. price, terms, closing date). Landlord agrees that for a period of 60 days following the Sale Notice (the "NEGOTIATION PERIOD"), Tenant shall be afforded the exclusive opportunity to enter into a binding agreement to purchase the Building on terms mutually acceptable to both Landlord and Tenant; it being further agreed that if Tenant desires to purchase the Project (or applicable portion thereof), then Landlord and Tenant agree to negotiate the terms of sale in good faith during the Negotiation Period. Furthermore, if (a) Tenant desires to purchase the Project (or applicable portion thereof) during the Negotiation Period but does not agree to mutually acceptable terms with the Landlord and (b) a Third Party Proposal (as hereinafter defined) exists at any time thereafter during the Term (as the same may be extended) for the sale of the Project or material portion thereof at a net price (i.e. cash price less estimated transaction costs) lesser than or equal to seventy-five percent (75%) of the list price originally offered by Landlord in negotiations with Tenant during the Negotiation Period, then, under such circumstances, Landlord shall offer the Project (or applicable portion thereof) for sale to Tenant on all of the terms set forth in the Third Party Proposal; provided, further, that in the event the purchase price set forth in the Third Party Proposal includes a brokerage commission due from Landlord which will not be due and owing pursuant to Landlord's listing agreement with such broker if Tenant purchases the Project or applicable portion thereof pursuant to this Section 8, then Tenant shall be obligated to pay the purchase price less said broker's commission. Tenant must accept any offer by Landlord pursuant to the previous sentence, if at all, by notice given to Landlord given within seven (7) days after Tenant's receipt of the given Third Party Proposal, and, if Tenant so accepts an offer, Landlord and Tenant shall use good faith, diligent efforts to negotiate a commercially reasonable purchase agreement reflecting the terms of the Third Party Proposal within twenty (20) days after Tenant's acceptance of such offer; it being further agreed that if Tenant does not accept such offer with said 7-day period, Tenant shall have no further rights to acquire the Project pursuant to the terms and provisions of this Section. For purposes hereof, "THIRD PARTY PROPOSAL" shall mean a bona fide arms-length offer which Landlord desires to accept, from a third party to purchase the Project or material portion thereof. Notwithstanding the foregoing, this right of first offer to purchase will not apply to any partial or whole transfers or changes in ownership amongst and between the current members of Landlord (i.e. Lutheran Brotherhood and Ryan Properties, Inc.) or any affiliates or subsidiaries thereof.

      9. LEASEHOLD IMPROVEMENTS.

       (a) Floor Tile: Landlord represents and warrants that to the best of its knowledge the Third Expansion Premises and Fourth Expansion Premises shall be free of all toxic or hazardous substances on the date upon which possession is tendered to Tenant, with the exception of existing vinyl composite floor tile covering substantially all of the floor in the Third and Fourth Expansion Premises, which the Landlord believes to contain asbestos fibers ("ACM"). Without otherwise limiting any of Landlord's covenants and obligations in the Lease concerning ACM and other Hazardous Substances, Tenant agrees that, as to the Third and Fourth Expansion Premises, its demolition and leasehold improvement responsibilities shall include removal and/or remediation of the floor tile if and to the extent required by code. Any such removal of the floor tile and related disposal shall be performed in accordance with applicable federal, state and local laws and ordinances.

       (b) Restroom: While Landlord acknowledges that Tenant has no obligation to fulfill a Restroom Event (as defined below), Landlord has constructed restrooms for the Second Expansion Premises, at no cost to Tenant pursuant to the plans drawn by BDH & Young dated September 12, 2000 in anticipation of one of the following (each, a "RESTROOM EVENT"): (i) Tenant's exercise of the Fourth Expansion Premises Option; (ii) Tenant's election not to exercise the Fourth Expansion Premises Option, but nonetheless to permit sharing of said restrooms with a third party tenant and to construct, at Tenant's expense, reasonable improvements necessary to effect such sharing; or (iii) Tenant's exercise of the first Renewal Option. If no Restroom Event occurs, then Tenant shall, within 30 days of the determination that no Restroom Event could occur, pay to Landlord the sum of $30,000.

       (c) HVAC: Notwithstanding anything contained in the Lease (as amended hereby) to the contrary, Landlord shall, at Landlord's sole cost and expense, remove and replace all HVAC units which have not been replaced with new HVAC units since the Commencement Date (the "HVAC WORK") that service or are otherwise located on or about the Building or Project in accordance with the HVAC Requirements (as hereinafter defined). All replacement HVAC units (collectively, the "HVAC Requirements") (i) shall be new first-grade units, (ii) shall have sufficient capacity to meet the HVAC Specifications for
              (A) Tenant's use of the Premises (specifically including the First Expansion Premises and the Second Expansion Premises) for office and production purposes in the same manner that Tenant is using the Premises as of the date of this Third Amendment, (B) Tenant's use of the Third Expansion Premises as production space and (C) Tenant's use of the Fourth Expansion Premises as office space,
              (iii) servicing the Premises (specifically including the First Expansion Premises and the Second Expansion Premises) shall be distributed in a manner consistent with Tenant's use of the Premises as of the date of this Third Amendment (i.e. the HVAC units shall be reconnected to the existing duct work located in the Premises), (iv) shall be installed and connected to existing zoning systems with new thermostat controls that include programmable temperature controls (i.e. set-backs) and (v) shall be installed by licensed contractors, in a good and workmanlike manner and in compliance with all applicable laws, codes and ordinances. All HVAC Work shall be commenced by Landlord upon the date of full execution and delivery of this Third Amendment by Landlord and Tenant and completed as soon thereafter as is practicable (with the use of diligent efforts by Landlord and its contractors), except the HVAC Work relating specifically to the Fourth Expansion Premises which, subject to Excused Delays, shall be completed within sixty (60) days after Tenant notifies Landlord of its election to lease the Fourth Expansion Premises. Furthermore, except with respect to the HVAC Work relating to the Third Expansion Premises and the Fourth Expansion Premises which may be performed at any time of day, all HVAC Work shall be performed outside of Tenant's normal business hours (i.e. after 5:00 p.m. [Minneapolis time] on business days and at any time on non-business days) and, in any case, in a manner that minimizes interference with Tenant's business operations and use and quiet enjoyment of the Premises. Notwithstanding anything in the Lease to the contrary, Tenant's Proportionate Share of Operating Costs solely as they relate to the maintenance, repair and replacement of all HVAC units serving the Building shall be fixed at the HVAC Cap (i.e., $.20 annually per square foot of the Premises) for the period commencing on the first (1st) month following substantial completion of all HVAC Work and ending on the expiration date of the Initial Term (as the same may be extended to the expiration date of the first Renewal Term if Tenant exercises its option to extend the Term for the first Renewal Term) (the "HVAC CAP ADJUSTMENT PERIOD"); it being further agreed and understood that during the HVAC Cap Adjustment Period such agreement by Tenant to pay the HVAC Cap (i) shall be in lieu of all other payments and costs associated with repairing, replacing and maintaining (other than routine semi-annual filter changes) the HVAC units serving the Building including, without limitation, all costs associated with the HVAC Maintenance Contract and (ii) shall be factored in when calculating the Operating Cost Cap. Following the HVAC Cap Adjustment Period, the provisions concerning Operating Costs, including all caps of Operating Costs relating thereto (i.e. the Operating Cost Cap, the HVAC Cap and the Roof Cap), shall again be applicable to Tenant's obligation to pay its Proportionate Share of Operating Costs for the entire Premises.

       (d) Roof: Notwithstanding anything contained in the Lease (as amended hereby) to the contrary, Landlord shall, at Landlord's sole cost and expense, replace the existing roof on the Building with a new roof (the "ROOF WORK"). The new roof shall be rated to have a minimum life of at least 12 years. Landlord shall cause the Roof Work to be performed by licensed contractors, in a good and workmanlike manner, in compliance with all applicable laws, codes and ordinances, and in a manner that is otherwise consistent with work on first class office-warehouse buildings located in the Minneapolis, Minnesota metropolitan area. All Roof Work shall be commenced by Landlord upon the date of full execution and delivery of this Third Amendment by Landlord and Tenant and completed as soon thereafter as is practicable (with the use of diligent efforts by Landlord and its contractors), except the Roof Work relating specifically to the Fourth Expansion Premises which, subject to Excused Delays, shall be completed within sixty (60) days after Tenant notifies Landlord of its election to lease the Fourth Expansion Premises. Furthermore, except with respect to the Roof Work relating to the Third Expansion Premises and the Fourth Expansion Premises which may be performed at any time of day, the Roof Work shall be performed outside of Tenant's normal business hours (i.e. after 5:00 p.m. [Minneapolis time] on business days and at any time on non-business days) and, in a manner that minimizes interference with Tenant's business operations and use and quiet enjoyment of the Premises. Notwithstanding anything in the Lease to the contrary, Tenant's Proportionate Share of Operating Costs solely as they relate to the maintenance, repair and replacement of the roof of the Building shall be fixed at the Roof Cap (i.e., $.20 annually per square foot of the Premises) for the period commencing on the first (1st) month following substantial completion of all Roof Work and ending on the expiration date of the Initial Term (as the same may be extended to the expiration date of the first Renewal Term if Tenant exercises its option to extend the Term for the first Renewal Term) (the "ROOF CAP ADJUSTMENT PERIOD"); it being further agreed and understood that during the Roof Cap Adjustment Period such agreement by Tenant to pay the Roof Cap (i) shall be in lieu of all other payments and costs associated with repairing, replacing and maintaining the roof of the Building and (ii) shall be factored in when calculating the Operating Cost Cap. Following the Roof Cap Adjustment Period, the provisions concerning Operating Costs, including all caps of Operating Costs relating thereto (i.e. the Operating Cost Cap, the HVAC Cap and the Roof
              Cap), shall again be applicable to Tenant's obligation to pay its Proportionate Share of Operating Costs for the entire Premises.

       (e) Utility Savings: Due to the savings on the cost of utilities that will inure to the benefit of Tenant as a result of the HVAC Work, from and after the date that both the HVAC Work and the Roof Work are completed in accordance with the terms hereof through the expiration date of the Initial Term (as the same may be extended to the expiration date of the first Renewal Term if Tenant exercises its option to extend the Term for the first Renewal
              Term), Tenant shall pay Landlord on the first day of each month during such period an amount equal to 1/12 of the product of (i) $.15, multiplied by (ii) the number of square feet in the Premises then being leased by Tenant under the Lease.

       10.    PARKING.

       (a) Landlord shall provide on-site parking for all Premises, including, without limitation, the Third and Fourth Expansion Premises, at a ratio of not less than 4.0 stalls per 1,000 square feet of space leased. Landlord shall provide said parking at Landlord's sole cost and expense, with all necessary permits, in compliance with all applicable laws, and otherwise in accordance with Section 13 of the Original Lease.

       (b) Section 13 of the Original Lease requires Landlord to provide not less than 160 parking spaces on the north and east sides of the Building (such parking spaces are hereinafter referred to as the "NORTHEAST SPACES" and shall be located within the area designated as the "NORTHEAST PARKING AREA" on Exhibit B attached hereto). Landlord shall continue to provide the Northeast Spaces for use by Tenant, Tenant's employees, guests, and invitees in accordance with the terms and provisions of the Lease. All other parking spaces required under the provisions of the Lease to meet parking ratio (i.e. - those parking spaces in excess of the Northeast Spaces), shall be provided within (i) the current parking areas for the Project or (ii) if necessary, elsewhere in the areas adjacent to the Project identified on Exhibit B attached hereto or other parking areas adjacent to the Project that are reasonably acceptable to Tenant (collectively, the "ADJACENT PARKING AREAS"). All costs relating to construction, grading, striping and lighting and otherwise readying the Adjacent Parking Areas for use by Tenant and other tenants of the Project, if any, shall be borne by Landlord. Parking spaces required to meet the applicable ratio as to the Third Expansion Premises and Fourth Expansion Premises shall be supplied to Tenant on the Third Expansion Premises Commencement Date and the Fourth Expansion Premises Commencement Date respectively.

       (c) Landlord has informed Tenant that the Minnesota Department of Transportation ("MNDOT") intends to relocate the primary access road servicing the Project from the south side of the Project to the north side of the Project, and to condemn a strip of land along the north side of the Project to enable MNDOT to construct a street contiguous to the north side of the Project (the "TAKING"). Notwithstanding anything contained in the Lease to the contrary, and without limitation of Tenant's rights under Section 15 of the Original Lease, Tenant shall be entitled to a pro rata abatement of Base Rent and all components of Additional Rent hereunder if and to the extent that Tenant's use and quiet enjoyment of any of the parking spaces to which Tenant is entitled is denied, blocked or materially and adversely interfered with either during or as a direct or indirect result of the Taking. For purposes of the foregoing sentence, the pro rata rent abatement shall be equal to the product obtained by multiplying the sum of Base Rent and Additional Rent otherwise owing hereunder for the applicable period by a fraction, equal to (i) one (1) minus (ii) a fraction, the numerator of which is the number of parking spaces then available for Tenant's use at the Project in accordance with the terms of the Lease and the denominator of which is the product of .004 multiplied by the number of square feet in the Premises. By way of example, if the sum of Base Rent and Additional Rent for the given period is equal to $100,000.00, the square feet in the Premises is equal to 100,000 square feet and the total number of parking spaces then available for Tenant's use at the Project is equal to 320 parking spaces, then the pro rata rent abatement to which Tenant would be entitled is $20,000.00 (i.e. $100,000 x [1 - 320/400] = $20,000.00). Additionally, the words "including, without limitation, any reduction of the number of parking spaces in the parking area for the Project which results in a parking ratio that is less than 4 stalls per 1,000 square feet of space in the Premises" is hereby added immediately after the word "operations" in the third sentence of Section 15 of the Original Lease.

       (d) Tenant acknowledges that Landlord owns or controls the property immediately to the east of the Project and intends to redevelop and/or sell such property (the "NEIGHBORING DEVELOPMENT"). In connection with the Neighboring Development, without limitation of any Tenant's rights under the Lease, Tenant acknowledges and agrees that certain portions of the eastern most portion of the parking area of the Project may be reconfigured and/or utilized as a temporary staging area and Tenant consents to the same so long as Landlord uses commercially reasonable efforts (consistent with owners of other first class, multi-tenant office warehouse buildings) to minimize any interference with Tenant's use and enjoyment of the Premises and the parking areas serving the Premises.

       (e) Notwithstanding anything contained in the Lease to the contrary, if as a result of the Taking or the Neighboring Development, it becomes necessary for Landlord to provide Tenant with parking spaces in Adjacent Parking Areas in order to meet the parking requirements under the Lease, then Landlord shall be entitled to expand the Project to include such portion of the Adjacent Parking Areas that are necessary to meet such parking ratios (such expanded area being hereinafter referred to as the "EXPANDED PROJECT AREA") and from and after such expansion Tenant shall be obligated to pay its Proportionate Share of Operating Costs with respect to the Expanded Project Area with the following limitations: (a) such obligation to pay Operating Costs shall be subject to all applicable caps of

              Operating Costs set forth in Section 5(b) of the Original Lease, and (b) if the Expanded Project Area is part of a larger tax parcel then (i) Tenant shall only be obligated to pay its Proportionate Share of the portion of taxes, assessments (both general and special) and related costs allocated to the Expanded Project Area on a pro rata basis and (ii) if the overall tax parcel on which the Expanded Project Area is included contains any improvements other than a parking lot, then taxes, assessments (general and special) and related costs allocated to the Expanded Project Area shall be equitably adjusted on account thereof.

      11. SIGNAGE. Section 1F of the Original Lease is hereby deleted in its entirety and the following is substituted therefor:

    Tenant shall be entitled to place one or more signs on the Building at its own cost. The aggregate size of such signs shall not exceed 100% of the total area permitted for exterior signage on the Building per city codes; provided, however, that if Tenant does not exercise the Fourth Expansion Option and if Landlord requires signage for a tenant (other than Tenant) of the Fourth Expansion Premises, Tenant agrees to relinquish its right to no more than 20% of the maximum signage permitted by code upon not less than ninety (90) days prior written notice from Landlord (the "RELINQUISHED SIGNAGE"). The Relinquished Signage shall be in an area mutually acceptable to Landlord and Tenant. Tenant's signage shall be subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed so long as such signage meets applicable code requirements.

      12. SECURITY DEPOSIT. Section 7 of the Original Lease is hereby modified in the following respects:

      (a) The fourth sentence is hereby deleted in its entirety and of no further force and effect; and

      (b) The following sentence is added to the end of Section 7: In lieu of posting the Security Deposit required under this Section in cash, Tenant may post the same in the form of a letter of credit or other security provided that the form and substance of such other security is reasonably acceptable to Landlord.

      13. ADDITIONAL RENT. In the third grammatical line of Section 7 of the First Amendment, the words "during the Initial Term" are hereby deleted and the words "through and including January 1, 2005" are substituted therefor

      14. DEFINITIONS. Each capitalized term used as a defined term in this Third Amendment but not otherwise defined in this Third Amendment shall have the same meaning ascribed to such term in the Lease.

      15. NO OFFER. Submission of this instrument for examination or negotiation shall not bind Landlord or Tenant, and no obligation on the part of Landlord or Tenant shall arise until this instrument is signed and delivered by Landlord and Tenant.

      16. LEASE IN FULL FORCE AND EFFECT. Except as herein provided, all of the terms and provisions of the Lease shall remain in full force and effect. All capitalized terms used in this Third Amendment shall have the definition given to them in the Lease unless otherwise defined herein.

      IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Lease Agreement to be duly executed and delivered as of the day and year first written above.


LANDLORD:                                              TENANT:

WEST 78TH STREET                                    AUGUST TECHNOLOGY
BLOOMINGTON ASSOCIATES, LLC                         CORPORATION

BLOOMINGTON OFFICE PROJECT, LLC,
ITS MANAGER


By  /s/ _______________                              By  /s/ _______________
Its __________________                               Its __________________




                                    EXHIBIT A

                     DEPICTION OF FOURTH EXPANSION PREMISES

                                 (see attached)



                                    EXHIBIT B

                       DEPICTION OF ADJACENT PARKING AREAS

                                 (see attached)